Exhibit 5.1
                                 July 29, 2002


CIT Group Inc.
1211 Avenue of the Americas
New York, New York 10036


               Re:  Registration Statement on Form S-8
                    1,000,000 Shares of Common Stock
                    ----------------------------------

Ladies and Gentlemen:

               We refer to the Registration Statement on Form S-8 (the "Registration Statement") being filed by CIT Group Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of an aggregate of 1,000,000 shares of Common Stock, par value $0.01 per share, of the Company (the "Registered Common Stock"), to be issued under the CIT Group Inc. Employee Stock Purchase Plan (the "Plan").

               In connection with the proposed issuance of the Registered Common Stock, we have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion.

               Based on the foregoing, we are of the opinion that:

               1. The Company is validly existing as a corporation under the laws of the State of Delaware.

               2. Each share of the Registered Common Stock which is issued pursuant to the Plan will constitute a share of common stock of the Company that has been duly authorized and validly issued and is fully paid and non-assessable when: (i) the Registration Statement shall have become effective under the Securities Act; (ii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of such share as contemplated by the Plan; and (iii) a certificate representing such share shall have been duly executed, countersigned and registered and duly delivered upon payment of the agreed consideration therefor (not less than the par value thereof) determined in accordance with the terms of the Plan.

               This opinion is limited to the General Corporation Law of the State of Delaware.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                         Very truly yours,



                                         /s/ Sidley Austin Brown & Wood LLP



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